UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2004

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices) (Zip Code)

(480) 609-3330

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note

     On June 22, 2004, we filed a Form 8-K to disclose that Meritage Corporation (the “Company”) had changed its independent auditors for the fiscal year ending December 31, 2004. We are filing this Form 8-K/A to clarify that KPMG was dismissed and that Deloitte & Touche has completed its client acceptance procedures. Although the information contained in Item 4 of this Form 8-K/A amends and restates in its entirety the information contained in Item 4 of the Form 8-K filed on June 22, 2004, only the first sentence of Item 4 has been modified.

Item 4. Changes in Registrant’s Certifying Accountant.

     On June 15, 2004, the audit committee of the Board of Directors of Meritage Corporation (the “Company”) approved the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to Deloitte & Touche’s completion of new client acceptance procedures (which have been completed as of June 22, 2004), and the dismissal of KPMG LLP (“KPMG”) as the Company’s independent auditors. This action followed the decision by the Board of Directors of the Company on June 9, 2004, to accept the audit committee’s recommendation to change the Company’s auditors for the Company’s fiscal year ending December 31, 2004, effective upon selection of an alternative accounting firm, and to delegate to the audit committee the responsibility of selecting the Company’s auditors for such period from the accounting firms recommended by the audit committee to the Board of Directors.

     KPMG’s audit reports on the Company’s financial statements for the two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph stating that the Company changed its method of accounting for goodwill in 2002.

     During the Company’s two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, and the subsequent interim period through June 15, 2004:

(1)	No reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred (except as noted below).

(2)	The Company did not consult with Deloitte & Touche regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K, although we did discuss with Deloitte & Touche (and other firms we interviewed) a number of issues pertaining to their expertise in the homebuilding industry, including their experience in implementing FIN 46R. The Company did not, however, discuss any particular transaction or the type of audit report that they might issue on our financial statements.

     During the Company’s two most recent fiscal years, which ended December 31, 2002 and 2003, respectively, and the subsequent interim period through June 15, 2004, the Company does not believe that there were any disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. However, we note the following:

     During first part of 2004, the Company (including its Audit Committee) and KPMG discussed the implementation of the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R). The Company and KPMG had several discussions at varying levels within KPMG about its interpretations of FIN 46R.

     In connection with the Company’s audit for the year ended December 31, 2003, KPMG confirmed to the Company’s Audit Committee, in writing, that there were no disagreements with management on financial accounting and reporting matters that, if not satisfactorily resolved, would have caused a modification of its report on the Company’s consolidated financial statements. In addition, KPMG did not raise any disagreement with respect to the Company’s Form 10-Q for the quarter ended March 31, 2004, which it reviewed in accordance with SAS 100.

     On June 21, 2004, approximately one week after the Company terminated KPMG, KPMG advised the Company that, in its view, the termination of its services, and cessation of discussions over certain issues that were under discussion with the Company at the time, resulted from a reportable disagreement. Specifically, those issues pertain to information about entity formation, the absorbtion of expected losses and residual returns that a registrant must obtain in order to enable it to perform appropriate evaluations under FIN 46R. To date, the Company believes that it has implemented FIN 46R in accordance with KPMG’s interpretations.

     The Company’s Audit Committee has discussed with KPMG the subject matter relating to the Company’s adoption and implementation of FIN 46R, including the informational requirements necessary to enable to the Company to perform appropriate evaluations. The Company has authorized KPMG to respond fully to the inquiries of Deloitte & Touche concerning all matters involving the Company, including our adoption and implementation of FIN 46R.

     The Company provided KPMG with a copy of the foregoing statements. A letter from KPMG, dated June 30, 2004, stating its agreement with such statements is attached hereto as Exhibit 16.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit
Number	Description of Exhibit
16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated June 30, 2004, regarding change in certifying accountant, pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2004

MERITAGE CORPORATION
	By:	/s/ Larry W. Seay
Larry W. Seay
Chief Financial Officer, Vice President-Finance and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated June 30, 2004, regarding change in certifying accountant, pursuant to Item 304(a)(3) of Regulation S-K.